SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2005

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by the Registrant on December 16, 2005.

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2005, the Registrant announced the hiring of Patricia A. Gray as Officer of the Company, in the role as Vice President, R&D and Operations. In accordance with NASDAQ Marketplace Rule 4350, as amended, the Registrant granted to Patricia A. Gray pursuant to a Stock Option Agreement an inducement grant of stock options effective as of the date of the commencement of her employment with the Company, December 13, 2005. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).  Pursuant to the Stock Option Agreement between the Company and Ms. Gray, she will receive an option to purchase 100,000 shares of Common Stock of the Company with an exercise price equal to the fair market value on the grant date.  The option will be exercisable for ten-years from the date of grant and will vest at the rate of 12.5% for the first 6 months, with the remainder to vest over the next 42 months of service with the Company. The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated December 13, 2005, a copy of which is attached hereto as Exhibit 99.1. In such Press Release, the Registrant intended to include as the hiring date December 13, 2005.

ITEM 8.01   OTHER EVENTS.

On December 13, 2005, the Registrant disseminated a press release announcing the hiring of Patricia A. Gray as Vice President, R&D and Operations. The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated December 13, 2005, a copy of which is attached hereto as Exhibit 99.1. In such Press Release, the Registrant intended to include as the hiring date December 13, 2005.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.	Description

99.1	Press release dated December 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/	Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated:  December 22, 2005